UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2011

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 1, 2011, the Board of Directors (the “Board”) of RTI International Metals, Inc. (the “Company”) increased the authorized number of directors constituting the entire Board from eight (8) to nine (9) directors and elected Rokus L. van Iperen to serve on the Board until the next annual election of directors. The Board considers Mr. van Iperen to be an independent director under applicable New York Stock Exchange listing requirements.

Mr. van Iperen is President and Chief Executive Officer of Océ N.V. He joined Océ-Technologies B.V. in Venlo, the Netherlands, the central operating company of Océ N.V. in September 1978, and held increasingly senior positions until he became Chairman & CEO of Océ N.V. in 1999. Océ N.V. became a member of the Canon Group of companies in 2010.

There were no arrangements or understandings between Mr. van Iperen and any other person pursuant to his election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. van Iperen that are required to be disclosed by Item 404(a) of Regulation S-K. Upon joining the Board, Mr. van Iperen will receive the same compensation for non-employee directors as other non-employee directors as set forth in Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2011. He will also become a party to the Company’s form indemnification agreement for directors and executive officers, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K for the event dated May 20, 2010.

The Company issued a press release dated October 3, 2011, announcing the election of Mr. van Iperen to the Board. The press release is set forth in its entirety and filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: October 4, 2011	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President and General Counsel